Exhibit 10.1

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”), effective as of October 30, 2020 (the “Effective Date”), by and between Gatos Silver Inc., a Delaware corporation (the “Service Provider”) and Silver Opportunity Partners Corporation, a Delaware corporation (the “Company”). The Service Provider and the Company are sometimes referred to collectively as the “Parties” or individually as “Party.”

1.	Term; Termination.

1.1.	Term. This Agreement shall commence on the Effective Date and continue until terminated in accordance with Section 1.2 below.

1.2.	Termination. The parties may terminate this Agreement by:

(a)            mutual agreement in writing;

(b)            upon sixty (60) days prior written notice by one Party to the other Party;

(c)            upon the material default by one Party in the performance of any provision of this Agreement, and the defaulting Party’s failure to cure such default within thirty (30) days from its receipt of a notice of default from the non-defaulting Party; or

(d)            upon the filing of a petition in bankruptcy court by a Party or upon the adjudication of bankruptcy on a Party, or upon the filing of a petition in bankruptcy against a Party and such petition is not discharged within sixty (60) days of such filing, or upon the insolvency of a Party.

1.3.	Termination Effect.

(a)            Immediately upon termination of this Agreement (the “Termination Date”), Service Provider shall immediately cease provision of the services listed on Exhibit A hereto (collectively and as may be updated from time to time by mutual agreement, the “Services”). All undisputed payments owed to Service Provider by the Company shall become immediately due and payable without further demand.

(b)            Within fifteen (15) days after the termination of this Agreement, each Party shall return any item embodying any Confidential Information of the other Party.

2.	Services.

2.1.	Engagement. The Company hereby engages the Service Provider, and the Service Provider hereby accepts such engagement and agrees, upon the terms and subject to the conditions set forth herein, to provide or cause any of its affiliates to provide the Services to the Company.

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2.2.	Fiduciary; Authority. This Agreement shall permit the Service Provider to act in a fiduciary capacity with respect to the handling of funds and other assets of the Company, subject to applicable law. The Service Provider shall have full authority to manage any and all aspects of the Company’s business and shall make, from time to time, and as reasonably requested by the Company, periodic status reports to the Company concerning operations, financial results, legal compliance and any other matter within the scope of the Service Provider’s broad range of duties, rights and obligations. If requested by the Service Provider, the Company will execute documentation confirming the Service Provider’s authority for use with third parties.

3.	Management Fee; Service Provider Expenses.

3.1.	Compensation. For the Services provided by Service Provider to the Company, the Company shall compensate Service Provider according to the terms set forth in Exhibit B, as amended by the Company and Service Provider from time to time, as deemed appropriate. It is both Parties’ understanding that the compensation may require to be updated annually in order to adapt it to the market circumstances and to meet the arm’s-length standard.

3.2.	Payment Terms. All payment for the Services and any other charges under this Agreement shall be made in U.S. Dollars, free of any taxes and without any other deductions of any type, other than required by local law. Payment of compensation shall be made monthly using latest available information, with more accurate quarterly payments that correct for any estimation since the prior more accurate compensation determination.

3.3.	Corrections. Adjustments or corrections to compensation calculations shall be paid within thirty (30) days of the month in which the adjustment or correction is determined and agreed by the Parties.

3.4.	Taxes. All compensation under this Agreement is exclusive of taxes. Service Provider shall pay any federal, state, county, local or other governmental taxes, fees or duties now or hereinafter imposed on the Services hereunder, or any other transaction contemplated by this Agreement, as well as any penalties or interest thereon.

3.5.	Disputed Invoices. If Company disputes any portion of an invoice, it will notify Service Provider in writing and if the Parties are not able to resolve the dispute within sixty (6o) days it shall be resolved in accordance with Section 8 below. Service Provider’s obligations to provide the Services shall not be affected by any payment disputes.

4.	Standards of Performance. The Service Provider will use commercially reasonable efforts to perform the Services and in accordance with applicable rules, regulations, and laws. The Service Provider’s performance of the Services in accordance with the aforementioned standards is contingent upon the Company’s full and timely performance of the Company’s obligations under this Agreement.

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5.	Representations, Warranties, and Covenants of the Service Provider. The Service Provider represents, warrants, and covenants to the Company, with the understanding the Company is relying upon such representations, warranties, and covenants that:

5.1.	Cooperation. The Service Provider will fully cooperate with the Company in all aspects of the provision of Services.

5.2.	Authority. The Service Provider has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity.

5.3.	No Breach. The execution and delivery of this Agreement and the performance by the Company of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to the Service Provider.

5.4.	Binding Obligation. Upon execution and delivery of this Agreement, this Agreement will constitute the valid and binding obligation of the Service Provider.

6.	Representations, Warranties, and Covenants of the Company. The Company represents, warrants, and covenants to the Service Provider, with the understanding the Service Provider is relying upon such representations, warranties, and covenants that the following is true and shall and must remain true for the duration of this Agreement:

6.1.	Cooperation. The Company will fully cooperate with the Service Provider in all aspects of the provision of the Services, including, but not limited to, the completion of all tasks which need to be assigned to the Company by the Service Provider.

6.2.	Authority. The Company has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity.

6.3.	No Breach. The execution and delivery of this Agreement and the performance by the Company of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to the Company.

6.4.	Binding Obligation. Upon execution and delivery of this Agreement, this Agreement will constitute the valid and binding obligation of the Company.

6.5.	No Third-Party Beneficiary. The Company is the sole intended beneficiary of the Services and is entering into this Agreement on behalf of itself and not for the benefit of any other person or entity.

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7.	Confidential Information. Pursuant to this Agreement, the Parties hereto may be entrusted with Confidential Information belonging to the other Party. For purposes of this Agreement, “Confidential Information” shall mean all proprietary, confidential information concerning the Services and the business of each of the Parties hereto and that of their affiliates, parents and subsidiaries, including strategic and development plans, mineral resources and reserves information, financial condition, data, business records, project records, employee lists and business manuals, policies and procedures, information relating to processes or theory, business information on the costs and mechanics of the Services, which is not generally available to the public. The Parties must: (a) maintain all Confidential Information of the other Party in a confidential manner; (b) not disclose any Confidential Information to any person or entity not authorized in writing by the other Party to receive or use such Confidential Information; and (c) not use, permit, or aid others in the use of any Confidential Information for any purpose other than the purposes contemplated by this Agreement. Any Confidential Information required to be disclosed by either Party pursuant to a valid order by a court or other governmental body having proper jurisdiction over the Company will not be disclosed by the Company until and unless the Company provides written notice to the other Party of such order sufficiently in advance of the disclosure to allow the other Party the reasonable opportunity to defend against such disclosure.

8.	Dispute Resolution.

8.1.	Mediation. Any dispute, controversy, or claim arising out of or relating to this Agreement (a “Dispute”) that cannot be settled through negotiation shall be mediated by the parties before a single mediator in the State of New York. Any Party to this Agreement may invoke the right to mediation set forth in this Section 8.1 by sending written notice to the other Party or parties of such invocation and setting forth in adequate detail the nature of the matter to be mediated. The parties to the mediation jointly shall appoint the mediator within fifteen (15) calendar days of receipt of the written notice. The mediation proceedings shall commence and be diligently pursued by the parties to this Agreement within 15 calendar days of the appointment of the mediator. Each party to the mediation shall bear its own costs and expenses incurred with respect to the mediation. The cost of the mediator and the mediation procedure shall be borne equally by the parties to the mediation.

8.2.	Arbitration. Any Dispute that cannot be settled or resolved by negotiation or through mediation to the satisfaction of all parties to the mediation within 90 days of the notice of the invocation of mediation pursuant to Section 8.1 above shall be resolved through binding arbitration. Any Party may invoke the right to arbitration set forth in this Section 8.2 by sending written notice to the other Party or parties of such invocation. The parties shall name a single arbitrator within 20 calendar days after such written notice. The arbitrator shall render a decision within 60 calendar days after his or her appointment and shall conduct all proceedings pursuant to the then existing rules of the American Arbitration Association (the “AAA”) governing commercial transactions, to the extent such rules are not inconsistent with Delaware law and this Agreement. Judgment upon the award rendered pursuant to the arbitration may be entered in any court having jurisdiction. The cost of the arbitration procedure shall be borne by the losing party or, if the decision is not clearly in favor of one party or the other, then such costs shall be borne as determined by the arbitrator. The arbitration procedure provided for in this Agreement shall be binding arbitration and shall be the sole and exclusive remedy for any applicable Dispute. This Section 8.2 does not prohibit or limit any Party’s right to seek relief in court as permitted in accord with the AAA’s Commercial Arbitration Rules.

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9.	Miscellaneous.

9.1.	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof.

9.2.	Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to the subject matter contained in this. Agreement. All prior and/or contemporaneous agreements, representations, and understandings of the parties, oral or written, pertaining to the subject matter contained in this Agreement are superseded by and merged in this Agreement. No supplement, modification, or amendment of this Agreement will be binding unless in writing and executed by the parties. All recitals are incorporated in this Agreement by reference and made an integral part hereof.

9.3.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section).

If to the Company:
Silver Opportunity Partners Corporation
1660 Lincoln Street

Suite 2750

Denver, CO 80264

Attention:     Peter Cheesebrough

If to the Service Provider:
Gatos Silver, Inc.
8400 E. Crescent Pkwy

Suite 600

Greenwood Village, CO 80111
Attention:     Roger Johnson
                      Adam Dubas

9.4.	Entire Agreement. This Agreement constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

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9.5.	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning Party of any of its obligations hereunder.

9.6.	Amendment and Modification. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party hereto.

9.7.	No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.8.	Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

9.9.	Headings. The headings of this Agreement are for purposes of reference only and will not limit or define the meaning of any provision of this Agreement.

9.10.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify the Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be effectuated as originally contemplated to the greatest extent possible.

9.11.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date.

COMPANY

Silver Opportunity Partners Corporation

By:	/s/ Peter Cheesbrough
	Name:	Peter Cheesbrough
	Title:	Chief Executive Officer

SERVICE PROVIDER

Gatos Silver, Inc.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Chief Financial Officer

[Signature Page to Management Services Agreement]

EXHIBIT A

DESCRIPTION OF SERVICES

The descriptions below describe the type of services that are being performed and charged by Service Provider. As part of this Agreement, there may be additional services performed that benefit Company that will be charged using the same methodologies as described in Exhibit B.

Services – All areas of management / operational services related to the day to day management of the Company’s business, including (but not limited to) the following:

•	Executive Services – Includes strategic management and other activities undertaken to oversee the day-to-day operations of the Company.

•	Other Services – Includes corporate / back-office services such as IT coordination, accounting and planning software access, accounting, human resources, finance, coordination with service providers, preparation of financial statements, and negotiations with insurance providers, etc.

•	IT Services – Includes information technology activities such access to, maintenance, and repair of Company network systems and periodic systems updates coordination.

[Signature Page to Management Services Agreement]

EXHIBIT B

COMPENSATION

The Company shall pay an amount of compensation to the Service Provider for the provision of the Services in an amount equal to the Service Provider’s direct and indirect bona fide costs incurred to provide such Services plus a 10% markup.

[Signature Page to Management Services Agreement]